Exhibit 99.10

News Release

FOR IMMEDIATE RELEASE

Contacts:	Valerie Haertel (Investor Relations)	John Meyers (Media)
	(212) 969-6414	(212) 969-2301
	investor_relations@acml.com	john_meyers@acml.com

ALLIANCE CAPITAL ANNOUNCES APRIL 30, 2004 ASSETS UNDER MANAGEMENT

New York, NY, May 12, 2004 – Alliance Capital Management Holding L.P. (“Alliance Holding”) (NYSE: AC) and Alliance Capital Management L.P. (“Alliance Capital”) today reported that preliminary assets under management decreased by $13 billion, or 2.7.%, to approximately $471 billion at April 30, 2004 from $484 billion at March 31, 2004.  The decrease was primarily attributable to investment returns as net flows of long-term assets were flat for the month and cash management services experienced outflows of $1.5 billion.

ALLIANCE CAPITAL MANAGEMENT L.P.

ASSETS UNDER MANAGEMENT

($ billions)

	At April 30, 2004 (preliminary)				At Mar 31, 2004	At Dec 31, 2003	At Apr 30, 2003
	Retail	Institutional Investment Management	Private Client	Total	Total	Total	Total
Equity
Growth	$45	$69	$9	$123	$128	$130	$111
Value	35	91	32	158	160	152	106
Total Equity	80	160	41	281	288	282	217

Fixed Income	69	82	12	163	168	164	165

Passive	4	23	0	27	28	29	22

Total	$153	$265	$53	$471	$484	$475	$404

At March 31, 2004

Total	$159	$271	$54	$484

ABOUT ALLIANCE CAPITAL

Alliance Capital is a leading global investment management firm providing investment management services for many of the largest U.S. public and private employee benefit plans, foundations, public employee retirement funds, pension funds, endowments, banks, insurance companies and high-net-worth individuals worldwide. Alliance Capital is also one of the largest mutual fund sponsors, with a diverse family of globally distributed mutual fund portfolios.  Through its Sanford C. Bernstein & Co., LLC subsidiary, Alliance provides in-depth research, portfolio strategy and trade execution to the institutional investment community.

At March 31, 2004, Alliance Holding owned approximately 31.5% of the Alliance Capital Units. AXA Financial was the beneficial owner of approximately 57.9% of the outstanding Alliance Capital Units at March 31, 2004 (including those held indirectly through its ownership of approximately 1.8% of the outstanding Alliance Holding Units), which, including the general partnership interests in Alliance Capital and Alliance Holding, represent an approximate 58.4% economic interest in Alliance Capital. AXA Financial, Inc. is a wholly-owned subsidiary of AXA, one of the largest global financial services organizations.  Additional information may be found at www.alliancecapital.com.

Forward-Looking Statements

Certain statements provided by Alliance Capital and Alliance Holding in this press release are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995.  Such forward-looking statements are subject to risks, uncertainties and other factors, which could cause actual results to differ materially from future results expressed or implied by such forward-looking statements.  The most significant of such factors include, but are not limited to, the following: the performance of financial markets, the investment performance of Alliance Capital’s sponsored investment products and separately managed accounts, general economic conditions, future acquisitions, competitive conditions, and government regulations, including changes in tax rates.  Alliance Capital and Alliance Holding caution readers to carefully consider such factors.  Further, such forward-looking statements speak only as of the date on which such statements are made; Alliance Capital and Alliance Holding undertake no obligation to update any forward-looking statements to reflect events or circumstances after the date of such statements. For further information regarding these forward-looking statements and the factors that could cause actual results to differ, please refer to the Risk Factors section in Part I of Form 10-K for the year ended December 31, 2003. Any or all of the forward-looking statements that we make in Form 10-K or any other public statements we issue may turn out to be wrong. It is important to remember that other factors besides those listed in the Risk Factors section of Form 10-K could also adversely affect our business, operating results or financial condition.

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